                                                                     Exhibit 4.5

                                 VIDAMED, INC.

                               PURCHASE AGREEMENT


     This Purchase Agreement (the "Agreement") is made as of January 4, 2000 (the "Agreement Date"), by and between VidaMed, Inc., a Delaware corporation (the "Company") with its principal office at 46107 Landings Parkway, Fremont, California 94538 and the purchasers set forth on Exhibit A hereto (individually a "Purchaser" and collectively the "Purchasers").

                                   RECITALS

     WHEREAS, the Company desires to issue and sell to the Purchasers and the Purchasers desire to purchase from the Company, on the terms and subject to the conditions set forth in this Agreement, 6,460,000 shares of the Company's common stock, $0.001 par value (the "Common Stock") at $1.73 per share and warrants to purchase 1,938,000 shares of the Company's Common Stock, for a total purchase price of $11,175,800.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   Section 1

                Purchase and Sale of Common Stock and Warrants
                ----------------------------------------------

     1.1  Purchase and Sale of Common Stock.  Subject to the terms and
          ---------------------------------
conditions of this Agreement, at the Closing (as defined below) each Purchaser, severally and not jointly, agrees to purchase from the Company, and the Company agrees to issue and sell to such Purchaser the number of shares (the "Shares") of Common Stock of the Company set forth opposite such Purchaser's name on Exhibit A hereto, at a purchase price (the "Purchase Price") of $1.73 per share.

     1.2  Issuance of Warrants.  The Company shall issue to each Purchaser a
          --------------------
warrant (individually a "Warrant" and collectively the "Warrants") exercisable for thirty percent (30%) of the number of Shares purchased by such Purchaser. Each Warrant, the form of which is attached hereto as Exhibit B, entitles the registered holder thereof to purchase shares of Common Stock at a price of $1.80 per share, subject to adjustment in certain circumstances, commencing on the date hereof until five years from the Closing (as defined below). The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are herein collectively referred to as the "Securities."

                                   Section 2

                            Closing Date; Delivery
                            ----------------------

     2.1  Closing Date.  The completion of the purchase and sale of the Shares
          ------------
and the Warrants will be held at a location mutually agreeable to the parties on January 4, 2000 (the "Closing"). The date of the Closing is hereinafter referred to as the "Closing Date."

     2.2  Delivery.  At the Closing, the Company will deliver to each Purchaser
          --------
the certificates evidencing the Shares and the Warrants and an opinion of Shartsis, Friese & Ginsburg LLP, counsel to the Company, in the form of Exhibit
C. Such delivery shall be against payment of the Purchase Price for the Shares by wire transfer of immediately available funds to the Company's bank account (in accordance with instructions furnished by the Company).

                                   Section 3

                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company represents and warrants to the Purchasers as follows:

     3.1  Organization and Standing.  The Company is a corporation duly
          -------------------------
organized and validly existing under and by virtue of the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. Other than as disclosed in the SEC Documents (as defined below), the Company has no subsidiaries or direct or indirect ownership in any firm, corporation or business which either individually or in the aggregate is material to the business of the Company. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership of property or conduct of business requires it to be so qualified and in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company.

     3.2  Corporate Power; Authorization.  The Company has all requisite legal
          ------------------------------
and corporate power and authority and has taken all requisite corporate action to duly authorize, execute and deliver this Agreement, to sell and issue the Shares and the Warrant, and to carry out and perform all of its obligations under and contemplated by this Agreement. This Agreement has been duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, and (b) as limited by equitable principles generally (regardless of whether such enforceability is considered a proceeding in equity or at law).

     3.3  Issuance and Delivery.  The Shares and the Warrants have been duly
          ---------------------
authorized and, when issued and delivered in compliance with this Agreement, will be duly and validly issued and delivered and will be outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions other than any liens or encumbrances created by or

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imposed on the holders thereof through no action of the Company; provided, however, that the Shares and the Warrant will be subject to restrictions on transfer and state and federal securities laws and as provided herein. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant, and such shares, when issued upon such exercise in accordance with the terms of the Company's Certificate of Incorporation and the Warrant, respectively, and when the price is paid upon exercise of the Warrant, shall be fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement. Except as provided in Schedule 3.3, no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to require the Company to register the sale of any securities owned by such holder under the Securities Act of 1933, as amended (the "Securities Act"), in the Registration Statement. Except as provided in Schedule 3.3, no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

     3.4  SEC Documents; Financial Statements; Subsequent Events.  The Company
          ------------------------------------------------------
has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission ("SEC") during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act, as applicable and all rules and regulations thereunder. None of the SEC Documents contained, as of their respective dates, any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and such SEC Documents, when read as a whole, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied, and fairly present the financial position of the Company and any subsidiaries at the dates thereof and the results of the Company's operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal adjustments).

     3.5  Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement that has not been accomplished and the consummation of the transactions contemplated by this Agreement except for (a) the filing of a Form D with the SEC with respect to the issuance of the Securities, (b) the filing of a Nasdaq Small Cap Market Notification Form (pursuant to Rule 10b-17 promulgated under the Exchange
Act) with the Nasdaq Small Cap Market, each of which will be filed in a timely manner, and (c) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under applicable state laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     3.6  Exempt Transactions.  Subject to the accuracy of the Purchasers'
          -------------------
representations and warranties in Section 4 of this Agreement, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

     3.7  No Material Adverse Change.  Since September 30, 1999, there have not
          --------------------------
been any changes in the assets, liabilities, financial condition, business or operations of the Company from that reflected in the Financial Statements except
(i) changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse, and (ii) the Company's continued incurrence of operating losses and negative cash flow, which have occurred at a rate not materially in excess of the rate at which operating losses and negative cash flows were incurred from January 1, 1998 to September 30, 1999.

     3.8  Intellectual Property.  The Company owns or possesses adequate rights
          ---------------------
to use all patents, patent rights, inventions, trademarks, trade names, copyrights, licenses, governmental authorizations, trade secrets and know-how that are used or necessary for the conduct of its business as described in the SEC Documents; except as described in the SEC Documents, neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trademarks, trade names, copyrights, licenses, governmental authorizations, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as a whole.

     3.9  Authorized Capital Stock.  The authorized capital stock of the Company
          ------------------------
conforms, as of the dates for which such information is given, in all material respects to the statements relating thereto contained in the SEC Documents. The issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable; except as set forth or referred to in the SEC Documents, no warrants, options or other rights to purchase, agreements or other obligation to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. All of the above securities of the Company were issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company.

     3.10 Litigation.  There are no actions, suits, proceedings or
          ----------
investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) would have a material adverse effect on the Company's properties or assets or the business of

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the Company as presently conducted or proposed to be conducted, or (b) would impair the ability of the Company to perform in any material respect its obligations under this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, individually or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

     3.11 Preemptive and Registration Rights.  There are no preemptive rights,
          ----------------------------------
rights of first refusal, repurchase rights or any other right of the Company or any third party as to the Securities which have not been satisfied or waived, and except as provided in this Agreement (including Schedule 3.11 hereto), the Company has not granted or agreed to grant any registration rights that would be applicable to the registration for resale of the Securities pursuant to the Registration Statement, as defined in and contemplated by Section 7.1 hereof, to any person or entity which have not been satisfied or waived.

     3.12  Compliance With Other Instruments.  The business and operations of
           ---------------------------------
the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations of applicable laws, rules and regulations which would not, individually or in the aggregate, have a material adverse effect on the assets, properties, financial condition or business of the Company. Neither the execution and delivery of, nor the performance or compliance with, this Agreement and the transactions contemplated hereby, will, with or without the giving of notice or the passage of time, (i) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or effected, except for such breach or default or the imposition of any such lien or encumbrance which, either individually or in the aggregate, would not have a material adverse effect on the assets, properties, financial condition or business of the Company, or (ii) violate the Certificate of Incorporation or Bylaws of the Company, or, except as set forth on Schedule 3.12, any law, rule, regulation, judgment, order or decree. The Company is not in violation of its Certificate of Incorporation or Bylaws nor in violation of or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangements, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the assets, properties, financial condition or business of the Company, or subject to any restriction which would prohibit the Company from entering into or performing its obligations under the Agreement.

     3.13  Brokers or Finders.  In connection with this transaction, no person,
           ------------------
firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Purchasers for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     3.14  Compliance With Environmental Laws.  Except as disclosed in the SEC
           ----------------------------------
Documents, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. The Company does not have any material liability to any governmental authority or other third party arising under or as a result of any such past or existing statute, law or regulation.

     3.15  Contracts.  The contracts so described in the SEC Documents or
           ---------
incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would, individually or in the aggregate, not have a material adverse effect on the business, properties or assets of the Company, and neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any other party is in breach of or default under any of such contracts.

     3.16  Properties.  The Company has good and marketable title to all the
           ----------
properties and assets reflected as owned in the financial statements included in the SEC Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements or SEC Documents, (ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company and its subsidiaries, or (iii) those in favor of Transamerica Business Credit Corporation. The Company and any applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and the subsidiaries. Except as disclosed in the SEC Documents, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

     3.17  Compliance.  The Company has not been advised and has no reason to
           ----------
believe that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries.

     3.18  Taxes.  The Company and its subsidiaries have filed all necessary
           -----
federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could materially and adversely affect the business, operations or properties of the Company and its subsidiaries.

     3.19  Transfer Taxes.  On the Closing Date, all stock transfer or other
           --------------
taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with fully.

     3.20  Insurance.  Each of the Company and its subsidiaries maintains
           ---------
insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     3.21  Contributions.  Neither the Company nor any of its subsidiaries has,
           -------------
directly or indirectly, at any time during the last five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or

(ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     3.22  State Takeover Laws.  The Board of Directors of the Company has
           -------------------
approved the transactions contemplated by this Agreement, such that the provisions of Section 203 (entitled "Business Combinations with Interested Shareholders") of the Delaware General Corporations Code will not apply to any business combination between MAMI and any of its affiliates and the Company.

                                   Section 4

          Representations, Warranties and Covenants of the Purchasers
          -----------------------------------------------------------

     Each Purchaser, severally and for itself only, hereby represents and warrants to the Company as follows:

     4.1  Authorization.  (i) The Purchaser has all requisite legal and
          -------------
corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities to be purchased by it and to carry out and perform all of its obligations under this Agreement, and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and
(b) as limited by equitable principles generally (regardless of whether such enforceability is considered a proceeding in equity or at law).

     4.2  Investment Experience.  The Purchaser is an "accredited investor" as
          ---------------------
defined in Rule 501(a) under the Securities Act. The Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

     4.3  Investment Intent.  The Purchaser is purchasing the Securities for
          -----------------
its own account as principal, and not as a nominee or agent, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. The Purchaser understands that the offer and sale of the Securities have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, the Warrants and the Warrant Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

     4.4  Registration or Exemption Requirements.  The Purchaser further
          --------------------------------------
acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. The Purchaser understands that the certificate(s) evidencing the Securities will be imprinted with a legend that prohibits the transfer of such securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

     4.5  Removal of Legend.  Any legend endorsed on a certificate pursuant to
          -----------------
this Agreement shall be removed, and the Company shall issue a certificate without such legend to the Purchaser, if such security is being disposed of pursuant to a registration statement under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of such security may be made without registration. In addition, if the holder of such security delivers to the Company an opinion of such counsel reasonably satisfactory to the Company to the effect that no subsequent transfer of such security will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates evidencing such security that do not bear the legend set forth in this Agreement.

                                   Section 5

               Conditions to the Purchasers' Obligation to Close
               -------------------------------------------------

     The obligation of each Purchaser to purchase the Shares and the Warrants at the Closing is subject to the fulfillment as of the Closing Date of the following conditions, any of which may be waived in whole or in part by such Purchaser.

     5.1  Representations and Warranties.  The representations and warranties
          ------------------------------
made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

     5.2  Covenants.  All covenants, agreements and conditions contained in this
          ---------
Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3  Compliance Certificate.  The President or Chief Financial Officer of
          ----------------------
the Company shall have delivered to the Purchasers a certificate, dated as of the Closing Date, certifying that the conditions specified in Sections 5.1 and
5.2 have been fulfilled and stating that since September 30, 1999, there shall have been no material adverse change in the assets, liabilities, financial condition, business or operations of the Company from that reflected in the Financial Statements except (i) changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse, and
(ii) the Company's continued incurrence of operating losses and negative cash flow which have occurred at a rate not materially in excess of the rate at which operating losses and negative cash flows were incurred from January 1, 1998 to September 30, 1999.

     5.4  Legal Opinion of Company Counsel.  Shartsis, Friese & Ginsburg, LLP,
          --------------------------------
counsel to the Company, shall have delivered a legal opinion, addressed to the Purchasers, in the form attached as Exhibit C hereto.

     5.5  Closing Date.  The Closing shall have occurred on or prior to
          ------------
January 4, 2000.

                                   Section 6

                       Conditions to Closing of Company
                       --------------------------------

     The Company's obligation to sell and issue the Shares and the Warrants at the Closing to a Purchaser is subject to the fulfillment or waiver of the following conditions:

     6.1  Representations and Warranties.  The representations and warranties
          ------------------------------
made by such Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

     6.2  Covenants.  All covenants, agreements and conditions contained in this
          ---------
Agreement to be performed by such Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

                                   Section 7

                     Registration Covenants of the Company
                     -------------------------------------

     The Company hereby covenants and agrees as follows:

     7.1  Certain Definitions.  As used in this Section 7, the following terms
          -------------------
shall have the following meanings:

     (a)  "Effectiveness Period" shall begin upon the effective date of a
           --------------------
Registration Statement and end on the earlier of (i) four years after the effective date of a Registration Statement, (ii) completion of the distribution described in the Registration Statement or (iii) with respect to any Holder, such time as all Registrable Securities held by such Holder may be sold in compliance with Rule 144 within any three-month period.

     (b)  "Holder" shall mean a Purchaser and any transferee or subsequent
           ------
transferee of at least 20% of the Registrable Securities originally issued to such Purchaser (other than a transferee who purchases the Registrable Securities in a sale effected pursuant to any Registration Statement or pursuant to Rule
144) provided that the Purchaser has assigned its rights under this Agreement to such transferee, directly or indirectly, such transferee has assumed the obligations of a Holder hereunder and a copy of such written assignment and assumption is provided to the Company.

     (c)  "Indemnified Party" and "Indemnifying Party" shall be as defined in
           -----------------       ------------------
Section 7.6.

     (d)  "Losses" shall be as defined in Section 7.6.
           ------
     (e)  "Prospectus" shall mean the prospectus included in any Registration
           ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including, without limitation, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     (f)  "Register," "registered" and "registration" shall refer to a
           --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     (g)  "Registrable Securities" shall mean the Shares, the Warrant Shares
           ----------------------
and any other security of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares or the Warrant Shares; provided, however, that Registrable Securities shall not include any such Shares that have been sold by a Holder under an effective Registration Statement or under Rule 144.

     (h)  "Registration Statement" shall mean any registration statement of the
           ----------------------
Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     (i)  "Rule 144" shall mean Rule 144, as promulgated by the SEC under the
           --------
Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     (j)  "Rule 158" shall mean Rule 158, as promulgated by the SEC under the
           --------
Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     (k)  "Rule 424" shall mean Rule 424 as promulgated by the SEC under the
           --------
Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     (l)  "Violation" shall be as defined in Section 7.6.
           ---------

     7.2  Registration Requirement.  As soon as reasonably practicable
          ------------------------
following the Closing, the Company shall prepare and file a Registration Statement with the SEC under the Securities Act to register the resale of the Registrable Securities by the Holders and the Company shall use its best efforts to secure the effectiveness of such Registration Statement as soon as practicable thereafter.

     7.3  Registration Procedures.  In connection with the Company's
          -----------------------
registration obligations under Section 7.2 hereof, the Company shall effect such registration to permit the sale of the Registrable Securities in accordance with the method or methods of disposition thereof as previously provided to the Company, and pursuant thereto the Company shall as expeditiously as practicable:

     (a) Before filing any Registration Statement or Prospectus (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange or quotation system requirements to file), furnish to the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and their counsel, if any, and the Company shall not file any such Registration Statement or any Prospectus (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange or quotation system requirements to file) to which the Holders of a majority of the securities covered by such Registration Statement shall reasonably object on a timely basis. In the event of any such objection, the Holders shall provide the Company with any requested revisions to such prospectus or supplement within three (3) business days of such objection.

     (b) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be amended or supplemented by any required Prospectus amendment or supplement, and as so amended or supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the methods of disposition intended by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

     (c) Notify the Holders promptly, and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any Jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the existence of any fact or the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

     (d) Use best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction within the United States, at the earliest practicable time.

     (e) If reasonably requested by the Holders of a majority of the securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Company and the Holders of a majority of such securities agree should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that the Company shall not be required to take any actions under this paragraph that are not, in the opinion of counsel for the Company, in compliance with applicable law.

     (f) Furnish to each Holder and its counsel, if any, upon written request and without charge to such Holder, at least one conformed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or counsel).

     (g) Deliver to each Holder and its counsel, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request in writing; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

     (h) Use reasonable efforts to register and qualify the Registrable Securities under (or obtain exemption from) the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing; use reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and use reasonable efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

     (i) Within five (5) business days following the occurrence of any event contemplated by paragraphs 7.3(c)(v) or 7.3(c)(vi) above, prepare and file with the SEC a supplement or post-effective amendment to each Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (j) If necessary in connection with a disposition of Registrable Securities, make available for inspection, at the offices where normally kept during reasonable business hours, by a representative of any Holder and any attorney or accountant retained by such Holder, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such disposition; provided, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons, and such Persons shall so agree in writing.

     (k) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month period.

     (l) Cooperate with the Holders and transfer agent and registrar to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as a Holder may request.

     (m) Cause the Shares to be listed on each securities exchange or quotation system on which the Company's Common Stock is then listed no later than the date the Registration Statement is declared effective and, in connection therewith, to the extent applicable, to make any required filings under the Exchange Act and to have such filings declared effective thereunder.

     In connection with the disclosures in a Registration Statement, as required under the Securities Act, the Company may require a Holder, and each Holder agrees, to furnish to the Company in writing such information regarding the distribution of the Registrable Securities covered by such Registration Statement as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder if such Holder unreasonably fails to furnish such information in writing within a reasonable time after receiving such request. Each Holder agrees promptly to furnish to the Company all information required to be disclosed in such Registration Statement in order to make the information previously furnished to the Company by such Holder not misleading. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the required information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

     Each Holder agrees that, upon receipt of any notice from the Company of the happening of (i) any event of the kind described in paragraphs 7.3(c)(ii), 7.3(c)(iii), 7.3(c)(iv) or 7.3(c)(v) hereof, or (ii) a determination by the Company's Board of Directors that it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments such as negotiation of a material transaction, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the applicable Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 7.3(i) hereof, or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The Company agrees to so advise such Holder promptly after the Company determines that the use of the applicable Prospectus may be resumed. The Company shall not suspend use of a Prospectus or Registration Statement under this paragraph of Section 7.3 for more than 30 days at a time and more than twice in any 12 month period. Any period for which use of a Prospectus or Registration Statement is suspended under this paragraph of
Section 7.3 shall be added to the time for which the Company is required to maintain the effectiveness of such Registration Statement, including the Prospectus constituting a part thereof, under Section 7.3(b).

     7.4  Registration Expenses.  All fees and expenses incident to the
          ---------------------
performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any of the Registration Statements become effective and whether or not any of the Registrable Securities are transferred pursuant to the Registration Statement. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to designation of the Registrable Securities as eligible for trading on applicable securities exchange or quotation system, and (B) of compliance with securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company in connection with the Company's performance of its obligations under this Agreement, (v) reasonable fees and disbursements of all independent certified public accountants, (vi) Securities Act liability insurance if the Company so desires such insurance, (vii) fees and expenses of all other persons retained by the Company in connection with the performance by the Company of its duties under this Agreement and (viii) fees and expenses of counsel to MAMI up to a maximum of $10,000. Except as set forth in the preceding sentences of this paragraph, the Company shall not be responsible for paying the expenses of Holder, or its counsel, incurred in connection with the registration or approval of the Registration Statement or the transactions contemplated thereby by governmental agencies or authorities other than those administering applicable securities laws and applicable exchange or quotation system regulations. In addition, the Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation system on which similar securities issued by the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

     7.5  Limitations on Additional Registration Rights.  The registration
          ---------------------------------------------
statement filed in accordance with Section 7.2 may include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company; provided however, that such inclusions do not adversely affect the registration of the Registrable Securities.

     7.6  Indemnification.
          ---------------

     (a)  By the Company.  To the maximum extent permitted by law, the Company
          --------------
will indemnify and hold harmless each Holder of Registrable Securities, each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, and each underwriter, if any, of Registrable Securities, against any losses, claims, damages, liabilities or expenses (joint or several) (collectively "Losses") to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. The Company will reimburse each such Holder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses (or action in respect thereof); provided, however,
                                                          --------  -------
that the indemnity agreement contained in this Section 7.6 shall not apply to amounts paid in settlement of any such Losses (or action in respect thereof) if such settlement is effected without the consent of the Company (in which case the parties shall first have met and conferred in good faith regarding such settlement), nor shall the Company be liable in any such case for any such Losses (or action in respect thereof) to the extent that they arise out of or are based upon a Violation which arises out of or is based upon information furnished in writing expressly for use in connection with such registration by any such Holder, controlling person, as the case may be; provided, further, that the Company will not be liable to any Holder or controlling person or underwriter, as the case may be with respect to any Losses arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in an amended, supplemented or final prospectus if the purchaser asserting such Losses purchased from such Holder or underwriter, as applicable, and was not, due to the fault of such Holder, sent or given a copy of such amended, supplemented or final prospectus at or prior to the sale of Registrable Securities to such purchaser.

     (b)  By Holders.  To the maximum extent permitted by law, each Holder
          ----------
(severally, but not jointly) will, if Registrable Securities held by such Holder are included in the Registrable Securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of Registrable Securities, and each person who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act, against any Losses to which the Company or any such director or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based upon information furnished by such Holder in writing expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any such Losses (or actions in respect thereof); provided, however, that the indemnity agreement contained in
                  --------  -------
this Section 7.6(b) shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of the Holder (in which case the parties shall first have met and conferred in good faith regarding such settlement). Each Holder's liability under this Section 7.6(b) shall not exceed the proceeds received by such Holder from the sale of Registrable Securities held by such Holder included in such registration, qualification or compliance.

     (c)  Procedures.  Each party entitled to indemnification under this
          ----------
Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed). Without limiting the generality of the foregoing, if the Indemnified Party has been advised in writing by its counsel that representation of both the Indemnified and Indemnifying Party by the same counsel would be inappropriate under standards of professional conduct due to actual or potential differing interests, with respect to such claim or litigation, the Indemnifying Party shall bear the expense of another counsel who shall represent the Indemnified Party and any other persons or entities who have indemnification rights from the Indemnifying Party hereunder, with respect to such claim or litigation, and shall be selected as provided in the first sentence of this Section 7.6(c). The Indemnified Party may participate in such defense at such party's expense (except to the extent that the Indemnifying Party is required to pay the expense of such counsel pursuant to this Section 7.6(c)), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

     (d)  Contribution.  If the indemnification provided for in this Section is
          ------------
held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party (on the one hand) and of the Indemnified Party (on the other) in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     7.7  Information Requirements.  The Company shall file in a timely manner
          ------------------------
the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will cooperate with any Holder and take such further action as such Holder may reasonably request (including without limitation making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements. The Company shall file in a timely manner the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to any Securities Act registration form used in connection with any Shelf Registration effected pursuant hereto in order to allow the Company to be eligible to file registration statements on such form.

                                   Section 8

                  Other Affirmative Covenants of the Company
                  ------------------------------------------


     8.1  Board Member.  As soon as reasonably practicable following the
          ------------
Closing, the Company will cause to be appointed to its Board of Directors an individual designated by MAMI. In connection with each meeting of shareholders of the Company at which directors are to be elected which occurs following the date of this Agreement and while MAMI continues to own at least fifty-five percent (55%) (based upon the aggregate number of Shares and Warrant Shares beneficially owned) of the Securities originally purchased by MAMI hereunder, the Company shall nominate an individual designated by MAMI for election to the Company's Board of Directors by the shareholders and shall use commercially reasonable efforts to cause such individual to be elected to the Board.

     8.2   Nasdaq Listing.  The Company shall use its best efforts to obtain
           --------------
approval for listing of the Shares and the Warrant Shares on the Nasdaq SmallCap Market as soon as practicable following the date hereof.

                                   Section 9

                Restrictions on Transferability of Securities;
                ----------------------------------------------
                        Compliance with Securities Act
                        ------------------------------

     9.1   Restrictions on Transferability.  The Shares, the Warrants and the
           -------------------------------
Warrant Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement.

     9.2   Restrictive Legend.  Each certificate representing the Securities
           ------------------
shall bear substantially the following legend (in addition to any legends required under applicable securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

     9.3   Transfer of Securities After Registration.  Each Purchaser hereby
           -----------------------------------------
covenants with the Company not to make any sale of the Shares, the Warrant or the Warrant Shares except either (i) in accordance with the Registration Statement, in which case such Purchaser covenants to comply with the requirement of delivering a current prospectus, (ii) in accordance with Rule 144, in which case such Purchaser covenants to comply with Rule 144, or (iii) in accordance with another exemption from the registration requirements of the Securities Act. The legend set forth in Section 9.2 will be removed from a certificate representing the Securities following and in connection with any sale of the Securities pursuant to subsection (i) or (ii) hereof, but not in connection with any sale of Shares pursuant to subsection (iii) hereof, and also will be removed at such time that the Securities may be sold under Rule 144 without restriction as to volume and manner of sale.

     9.4   Purchaser Information.  Each Purchaser covenants that it will
           ---------------------
promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser, under the heading "Selling Security Holders" or "Plan of Distribution" or elsewhere.

                                  Section 10

                                 Miscellaneous
                                 -------------

     10.1  Construction.  The Company and the Purchasers have participated
           ------------
jointly in the negotiation and drafting of this Agreement. No presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     10.2  Notices.  Any notice, request, demand, waiver, consent, approval or
           -------
other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, telegram or by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

           If to the Company:

           Vidamed, Inc.
           46107 Landings Parkway
           Fremont, California 94538
           Attention:  General Counsel

           If to a Purchaser, at the address for such Purchaser set forth on Exhibit A hereto.

     10.3  Successors and Assigns.  The provisions of this Agreement shall be
           ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10.4  Survival of Representations, Warranties and Agreements.  The
           ------------------------------------------------------
representations and warranties of the Company in Section 3 hereof and the representations and warranties of the Purchasers in Section 4 hereof shall survive the purchase of the Shares for a period of twenty-four (24) months following the Closing. No independent investigation of the Company by any Purchaser, its counsel, or any of its agents or employees, shall in any way limit or restrict the scope of the representations and warranties made by the Company in this Agreement. All covenants and agreements set forth herein shall survive the Closing without limitation, except as otherwise specifically provided herein.

     10.5  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

     10.6  Severability.  The parties agree that (a) the provisions of this
           ------------
Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable, and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     10.7  No Third Party Beneficiaries.  Nothing herein expressed or implied is
           ----------------------------
intended or should be construed to confer upon or give to any person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

     10.8  Entire Agreement.  This Agreement constitutes the entire
           ----------------
understanding of the parties with respect to the subject matter hereof, and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     10.9  Amendment and Waiver.  The parties may, by mutual agreement, amend
           --------------------
this Agreement in any respect in a writing executed by each party, and any party, as to such party, may waive any of its rights hereunder. To be effective, any such waiver must be in writing and be signed by the party providing such waiver. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

     10.10 Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     10.11 Headings.  The headings preceding the text of the sections and
           --------
subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     10.12 Public Announcement.  In the event any party proposes to issue any
           -------------------
press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other party hereto, and the parties shall thereafter use their best efforts to cause a mutually agreeable release or announcement to be issued. Neither party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties' written consent, except as may be required by applicable law (including applicable SEC rules and regulations) or stock exchange regulation, and except for communications to employees.

     10.13 Further Assurances.  Each party to this Agreement shall do and
           ------------------
perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     10.15 Expenses.  Each Purchaser and the Company shall each pay their own
           --------
expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.



                                       VIDAMED, INC.

                                            /s/ Randy D. Lindholm
                                       -----------------------------------
                                       Name:    Randy D. Lindholm
                                            ------------------------------
                                       Title:   President and CEO
                                             -----------------------------

                                       PURCHASERS:

                                       MEDTRONIC ASSET MANAGEMENT, INC.

                                            /s/ Michael D. Ellwein
                                       -----------------------------------
                                       Name:    Michael D. Ellwein
                                            ------------------------------
                                       Title:   V.P. and COO
                                             -----------------------------

                                       [Signatures of Additional Purchasers on
                                       subsequent pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.


                              VITAMED, INC.


                              /s/  John F. Howe
                              -------------------------------------------------
                              Name:  John F. Howe
                              Title: Chief Financial Officer

                              City of Milford Pension & Retirement Fund
                              Norwalk Employees' Pension Plan
                              The Jenifer Altman Foundation
                              Dean Witter Foundation
                              Roanoke College
                              Butler Family LLC
                              Salvador O. Gutierrez
                              HBL Charitable Unitrust
                              Andrew Heiskell
                              Helen Hunt
                              Jeanne L. Morency
                              Psychology Associates
                              Murray Capital, LLC
                              Domenic J. Mizio
                              Morgan Trust Co. of the Bahamas Ltd. as Trustee U/A/D 11/30/93
                              Susan Uris Halpern
                              William B. Lazar
                              Harold & Grace Willens JTWROS
                              Albert L. Zesiger
                              Barrie Ramsay Zesiger
                              James F. Cleary
                              John J. & Catherine H. Kayola
                              Mary I. Estabil
                              Wolfson Investment Partners LP

                              By:  ZEIGER CAPITAL GROUP LLC, as agent and
                                   attorney-in-fact


                              By:  /s/  Albert L. Zesiger
                                 -----------------------------------------------
                              Name:  Albert L. Zesiger
                              Title: Principal

The foregoing agreement is hereby executed as of the date first above written.



"Company"                                                  "Purchaser"

VidaMed, Inc.                                              Circle F. Ventures, LLP
A Delaware Corporation

By: /s/  John F. Howe                                      By: /s/  Hayden R. Fleming
   --------------------------------------------               -------------------------------------------------
    John F. Howe                                               Hayden R. Fleming
    Vice President and CFO                                     President

                                                           "Purchaser"

                                                           Hayden R. Fleming and
                                                           LaDonna M. Fleming Revocable Trust


                                                           By: /s/  Hayden R. Fleming
                                                              ----------------------------------------------
                                                               Hayden R. Fleming
                                                               Trustee

                                 ATTACHMENT A


                             Schedule Of Investors

I.  Medtronic Asset Management, Inc.         5.3 Million Shares @ $1.73/share
                                             1.59 Million Warrants @$1.80/share
                                             Purchase Price:  $9.169 Million

II. Zesiger Capital Group LLC                600,000 Shares @ $1.73/share
                                             180,000 Warrants @ $1.80/share
                                             Purchase Price:  $1.038 Million

Allocation:

Purchaser                                       Share      Warrant       Purchase
                                                 Qty         Qty           Price      Record Holder
----------------------------------------------------------------------------------------------------------------------------------
City of Milford Pension & Retirement Fund      64,000       19,200      $  110,720    City of Milford Pension & Retirement Fund
Norwalk Employees' Pension Plan                64,000       19,200      $  110,720    Hare & Co.
The Jenifer Altman Foundation                  32,000        9,600      $   55,360    Batrus & Co.
Dean Witter Foundation                         30,000        9,000      $   51,900    Daly & Co.
Roanoke College                                40,000       12,000      $   69,200    First Union & Co.
Butler Family LLC                              24,000        7,200      $   41,520    Daly & Co.
Salvador O. Gutierrez                          30,000        9,000      $   51,900    Salvador O. Gutierrez
HBL Charitable Unitrust                        16,000        4,800      $   27,680    HBL Charitable Unitrust
Andrew Heiskell                                36,000       10,800      $   62,280    Aulis & Co.
Helen Hunt                                     16,000        4,800      $   27,680    Cudd & Co.
Jeanne L. Morency                              12,000        3,600      $   20,760    Jeanne L. Morency
Psychology Associates                           4,000        1,200      $    6,920    Psychology Associates
Murray Capital, LLC                            24,000        7,200      $   41,520    Murray Capital, LLC
Domenic J. Mizio                               50,000       15,000      $   86,500    Domenic J. Mizio


Morgan Trust Co. of the Bahamas Ltd.           40,000       12,000      $   69,200    Morgan Trust Co. of the Bahamas Ltd., as
 as Trustee U/A/D 11/30/93                                                            Trustee U/A/D 11/30/93
Susan Uris Halpern                             24,000        7,200      $   41,520    Hare & Co.
William B. Lazar                               12,000        3,600      $   20,760    William B. Lazar
Harold & Grace Willens JTWROS                   8,000        2,400      $   13,840    Harold & Grace Willens JTWROS
Albert L. Zesiger                              30,000        9,000      $   51,900    Albert L. Zesinger
Barrie Ramsay Zesiger                          16,000        4,800      $   27,680    Barrie Ramsay Zesiger
James F. Cleary                                 4,000        1,200      $    6,920    James F. Cleary
John J.  Catherine H. Kayola                    4,000        1,200      $    6,920    John J. & Catherine H. Kayola
Mary I. Estabil                                 4,000        1,200      $    6,920    Mary I. Estabil
Wolfson Investment Partners LP                 16,000        4,800      $   27,680    Wolfson Investment Partners LP
----------------------------------------------------------------------------------------------------------------------------------
 Total                                        600,000      180,000      $1,038,000



III.  Circle F Ventures, LLC                     280,000 Shares @ $1.73/share
      A Georgia Limited Liability Company         84,000 Warrants @ $1.80/share
                                                 Purchase Price:  $484,400

IV.   Hayden R. Fleming and                      280,000 Shares @ $1.73/share
      LaDonna M. Fleming Revocable Trust          84,000 Warrants @ $1.80/share
                                                 Purchase Price:  $484,400

THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE REOFFERED OR SOLD. TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF. EXCEPT PURSUANT TO (1) REGISTRATION OR
(2) AN OPINION OF COUNSEL FOR THE COMPANY OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    WARRANT

                     To Purchase Shares of Common Stock of

                                 VIDAMED, INC.

                                January 4, 2000

     VidaMed. Inc., a Delaware corporation (the "Company"). for value received, hereby certifies that Medtronic Asset Management. Inc., a Minnesota corporation, or its registered assigns (the "Holder"), is entitled. subject to the terms set forth below, upon exercise of this Warrant to purchase from the Company _______________ shares of Common Stock. $0.001 par value, of the Company ("Common Stock"). Until adjusted as provided by the terms of this Warrant, the exercise price per share (the "Exercise Price") shall be $1.80, which the Company hereby represents and warrants to equal 105% of the average closing price per share of Common Stock for the five (5) trading days ending on and including the trading day immediately preceding the date hereof. The shares issuable upon exercise or conversion of this Warrant as adjusted from time to time pursuant to the provisions of this Warrant. are hereinafter referred to as the "Warrant Shares."

     This Warrant is further subject to the following provisions, terms and conditions:

     1.  Term.  This Warrant may be exercised by the Holder. in whole or in
         ----
part, at any time before the close of business on the date five years after the date hereof.

     2.  Manner of Exercise.  This Warrant may be exercised by the Holder, in
         ------------------
whole or in part (but not as to any fraction of a share of Common Stock), by surrendering this Warrant, with the Exercise Form attached hereto as Exhibit A filled-in and duly executed by such Holder or by such Holder's duly authorized attorney, to the Company at its principal office accompanied by payment of the Exercise Price in the amount of the Exercise Price multiplied by the number of shares as to which the Warrant is being exercised. The Exercise Price may be paid by in the form of a check or wire transfer of funds.

     3.  Conversion of Warrant.
         ---------------------

         (a) The Holder shall also have the right (the "Conversion Right") at any time when this Warrant may be exercised to convert all or any portion of this Warrant into such number of shares (rounded to the nearest whole share) of Company Common Stock equal to the quotient obtained by dividing (1) the "Aggregate Warrant Spread" as of the date the Conversion Right is exercised, by (ii) the "Market Price of the Common Stock" as of the date the Conversion Right is exercised. The Conversion Right shall be exercisable at any time that this Warrant is exercisable pursuant to Section 1 above, by surrendering this Warrant with the Conversion Form attached hereto as Exhibit B filled-in and duly executed by such Holder or by such Holder's duly authorized attorney to the Company at its principal office.

         (b) For purposes of this Section 3, the "Aggregate Warrant Spread" of all or a portion of this Warrant as of a particular date shall equal (i) the Market Price of the Common Stock multiplied by the number of shares of Common Stock purchasable upon exercise of all or such portion of this Warrant on such date, minus (ii) the Exercise Price multiplied by the number of shares of Common Stock purchasable upon exercise of all or such portion of this Warrant on such date. For purposes of this Warrant, the "Market Price of the Common Stock" as of a particular date shall equal: (1) if the Common Stock is traded on an exchange or is quoted on either the Nasdaq National Market or Small-Cap Market. then the average of the closing or last sale prices. respectively, reported for the ten (10) trading days immediately preceding such date. or (ii) if the Common Stock is not traded on an exchange. the Nasdaq National Market. or the Nasdaq Small-Cap Market but is traded in the local over-the-counter market, then the average of the mid-points between the highest bid and lowest asked quotations for each of the ten (10) trading days immediately preceding such date.

     4.  Effective Date of Exercise or Conversion.  Each exercise or conversion
         ----------------------------------------
of this Warrant shall be deemed effective as of the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 2 or
Section 3(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise or conversion shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates. Within ten (10) days after the exercise or conversion of this Warrant in full or in part, the Company will, at its expense, cause to be issued in the name of and delivered to the Holder or such other person as the Holder may (upon payment by such Holder of any applicable transfer taxes) direct: (i) a certificate or certificates for the number of full Warrant Shares to which such Holder is entitled upon such exercise or conversion, and (ii) unless this Warrant has expired, a new Warrant or Warrants (dated the date hereof and in form identical hereto) representing the right to purchase the remaining number of shares of Common Stock, if any, with respect to which this Warrant has not then been exercised or converted.

     5.  Adjustments to Exercise Price.  The above provisions are, however,
         -----------------------------
subject to the following:

         (a)

              (i) If the Company shall at anytime after the date of this Warrant subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, then the number of shares of Common Stock for which this Warrant may be exercised as of immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately decreased. in the case of combination, or increased, in the case of subdivision or dividend payable in Common Stock.

              (ii) If the Company shall at anytime after the date of this Warrant subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the Exercise Price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Common Stock.

         (b) If any capital reorganization or reclassification of the capital stock of the Company, or share exchange, combination, consolidation or merger of the Company with another corporation. or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock. securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization. reclassification, share exchange. combination. consolidation, merger or sale. lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon exercise of this Warrant upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company into which this Warrant could be exercisable or convertible, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the maximum number of shares of such stock issuable upon exercise of this Warrant, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon exercise or conversion of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise or conversion hereof. The Company shall not effect any such share exchange. combination, consolidation, merger or sale. unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such share exchange, combination, consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder may thereafter be entitled to receive upon exercise or conversion of this Warrant.

         (c) If at anytime after the date of this Warrant the Company distributes to all holders of Common Stock any assets (excluding ordinary cash dividends), debt securities, or any rights or warrants to purchase debt securities, assets or other securities (including Common Stock), the Exercise Price shall be adjusted in accordance with the formula:

              E/1/ = E x (0 x M) - F
                     ---------------
                         O x M
     where:

              E/1/ =  the adjusted Exercise Price.
              E    =  the current Exercise Price.
              M    =  the average market price of Common Stock for the 30
                      consecutive trading days commencing 45 trading days before the record date mentioned below.
              0    =  the number of shares of Common Stock outstanding on the record date mentioned below.
              F    =  the fair market value on the record date of the aggregate of all assets. securities, rights or warrants distributed.
                      The Company's Board of Directors shall determine the fair market value in the exercise of its reasonable judgment.

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         (d) Except for (i) any securities granted. awarded or issued by the Company prior to the date of this Warrant (and securities issued by the Company after that date in exchange for or upon exercise of such securities). (ii) the grant or award to Transamerica Business Credit Corporation or its affiliates of a warrant for the purchase of not more than 75.000 shares of the Company's Common Stock at a price per share of not less than $0.89 in connection with the extension of the Company's credit facility, and (iii) the issuance during each twelve month period following the date of this Warrant of warrants, options or other rights to purchase not more than 100,000 shares of the Company's Common Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and provided that for the twelve months in which the transaction referenced in (ii) occurs, the share limit shall be reduced by the number of shares issued or issuable pursuant to such transaction) to banks or other institutional lenders in connection with debt financing transactions at a price per share of not less than 60% of the last sale price of the Company's Common Stock as reported by Nasdaq on the last trading day preceding such issuance, if the Company should decide to issue and sell any additional shares of capital stock of the Company, or any warrants, securities convertible into capital stock of the Company or other rights to subscribe for or to purchase any capital stock of the Company (all such capital stock, warrants. securities convertible into capital stock and other rights being hereinafter collectively referred to as "Additional Securities") for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to such lesser price.

     No adjustment of the Exercise Price, however, shall be made in an amount less than 2% of the Exercise Price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any such adjustment so carried forward, shall be an amount equal to or greater than 2% of the Exercise Price then in effect.

     For the purposes of this Section 5(d). the following provisions (1) to
(vi), inclusive, shall also be applicable:

              (i) In case at any time the Company shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of. (a) Common Stock or
         (b) any obligations or any shares of stock of the Company which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any. received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options. plus. in the case of such rights or options which relate to Convertible Securities. the minimum aggregate amount of additional consideration. if any. payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be Less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options. then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. No further adjustments of the Applicable Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

              (ii) In case the Company shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities. whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing
         (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share. provided that (a) no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 5(d)(ii). no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

              (iii) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash. the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board, without deducting therefrom any expenses incurred or any underwriting commissions. discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options. as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company in which the corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any other corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in the adjustment of the Exercise Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of Section 5(b) above, shall be made after giving effect to such adjustment of the Exercise Price.

              (iv) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

              (v) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5(d).

              (vi) Notwithstanding anything to the contrary in the preceding provisions of this Section 5(d), no adjustments to the Exercise Price shall be made pursuant to this Section 5(d) after the original Holder has sold or transferred more than eighty percent (80%) of the shares of the Company's Common Stock purchased by such original Holder concurrently with the issuance of this Warrant.

         (e) Upon any adjustment of the Exercise Price. then and in each such case, the Company shall give written notice thereof. by first class mail, postage prepaid. addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company. which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease. if any, in the number of shares for which this Warrant may be exercised, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     6.  Common Stock.  As used herein, the term "Common Stock" shall mean and
         ------------
include the Company's presently authorized shares of common stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution, dissolution or winding up of the Company.

     7.  No Voting Rights.  This Warrant shall not entitle the Holder to any
         ----------------
voting rights or other rights as a shareholder of the Company unless and until exercised or converted pursuant to the provisions hereof.

     8.  Exercise or Transfer of Warrant or Resale of Common Stock.  The Holder,
         ---------------------------------------------------------
by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant, in whole or in pan, or transferring any shares of Common Stock issued upon the exercise or conversion hereof, of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Such notice shall include an opinion of counsel reasonably satisfactory to the Company that (i) the proposed exercise or transfer may be effected without registration or qualification under the Securities Act of 1933, as amended (the "Act") and any applicable state securities or blue sky laws, or (ii) the proposed exercise or transfer has been registered under such laws. Upon delivering such notice, such Holder shall be entitled to transfer this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered by such Holder to the Company, provided that an appropriate legend may be endorsed on the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company to prevent further transfer which would be in violation of Section 5 the Act and applicable state securities or blue sky laws.

If in the opinion of counsel to the Company or other counsel reasonably acceptable to the Company the proposed transfer or disposition of this Warrant or the Warrant Shares described in the written notice given pursuant to this
Section 8 may not be effected without registration of this Warrant or the Warrant Shares, the Company shall promptly give written notice tier of to the Holder within 10 days after the Company receives such notice, and such holder will limit its activities in respect to such as, in the opinion of such counsel, is permitted by law.

     9.  Covenants of the Company. The Company covenants and agrees that all
         ------------------------
shares which may be issued upon conversion of this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that the Company will at all times have authorized, and reserved for the purpose of issue upon exercise hereof, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

     10. Certain Notices. The Holder shall be entitled to receive from the
         ---------------
Company immediately upon declaration thereof and at least ten (10) business days prior to the record date for determination of shareholders entitled thereto or to vote thereon (or if no record date is set, prior to the event), written notice of any event which could require an adjustment pursuant to Section 5 hereof or of the dissolution or liquidation of the Company. All notices hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail. postage prepaid with return receipt requested, addressed as follows:

if to Medtronic, to:

         Medtronic, Inc.
         Corporate Center
         7000 Central Avenue N.E.
         Minneapolis, MN 55432

with separate copies thereof addressed to:

         Attention: General Counsel
         FAX (612) 572-5459

         Attention: Vice President, Corporate Development and Associate General Counsel
         FAX (612) 572-5404
if to the Company to:

         VidaMed, Inc.
         46107 Landings Parkway
         Fremont, California 94538
         Attention:  President and Chief Executive Officer
         FAX(_____ -

     Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

     11. Registration Rights. The Holders of this Warrant and the Warrant
         -------------------
Shares are entitled to the rights and benefits of all of the terms, provisions and conditions of that certain Purchase Agreement dated of even date herewith between the Company and Medtronic Asset Management, Inc., provided an express sharing or assignment of such rights and benefits is made to each such Holder by such Holder's transferor.

     12. Miscellaneous.
         ------------

         (a) No amendment, modification or waiver of any provision of this Warrant shall be effective unless the same shall be in writing and signed by the holder hereof.

         (b) This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its authorized officer and dated as of the date stated above.

                                            VIDAMED, INC.


                                            By:
                                               -----------------------------
                                            Title:
                                                  --------------------------

                                                                       Exhibit A

NOTICE OF EXERCISE OF WARRANT -    To Be Executed by the Registered Holder in
-----------------------------      Order to Exercise the Warrant


     The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase, for cash pursuant to Section 2 thereof, ________________ shares of Common Stock issuable upon the exercise of such Warrant. The undersigned requests that certificates for such shares be issued in the name of _________________________________. If this Warrant is not fully exercised, the undersigned requests that a new Warrant to purchase the balance of shares remaining purchasable hereunder be issued in the name of______________________________


Date:_______________,_____


                                 -----------------------------------------------
                                 [name of registered Holder]


                                 -----------------------------------------------
                                 [signature]


                                 -----------------------------------------------
                                 [street address]



                                 -----------------------------------------------
                                 [city, state zip]


                                 -----------------------------------------------
                                 [tax identification number]

                                                                       Exhibit B



NOTICE OF CONVERSION OF WARRANT -   To Be Executed by the Registered Holder in
-------------------------------     Order to Convert the Warrant on a Cashless
                                    Basis


     The undersigned hereby irrevocably elects to convert, on a cashless basis, a total of _____________ shares of Common Stock otherwise purchasable upon exercise of the attached Warrant into such lesser number of shares of Common Stock as determined by Section 3 of the Warrant. The undersigned requests that certificates for such shares be issued in the name of ____________________ ____________ If this Warrant is not fully converted, the undersigned requests that a new Warrant to purchase the balance of shares remaining purchasable hereunder be issued in the name of___________________________



Date:_________________,_______

                                 -----------------------------------------------
                                 [name of registered Holder]


                                 -----------------------------------------------
                                 [signature]


                                 -----------------------------------------------
                                 [street address]



                                 -----------------------------------------------
                                 [city, state zip]


                                 -----------------------------------------------
                                 [tax identification number]

                               January ___, 2000



To each of the investors (the "Investors") named in the Schedule of Investors attached as Exhibit A to the Stock Purchase Agreement dated January 4, 2000 (the "Agreement") among the Investors and VidaMed, Inc., a Delaware corporation (the "Company").


Ladies and Gentlemen:

     We have acted as counsel for the Company in connection with the issuance and sale by the Company to the Investors of 6,460,000 shares of the Company's Common Stock (the "Purchased Shares") and related Warrants pursuant to the Agreement. This opinion is furnished to you pursuant to Section 5.4 of the Agreement. Unless otherwise indicated in this letter, which includes Attachment A hereto, all capitalized terms used herein have the meanings given to those terms in the Agreement.

     In connection with this opinion, we have examined such questions of law as we deem advisable under the circumstances. As to questions of fact, we have relied solely upon our examination of the documents referred to on Attachment A and our actual knowledge. We have not examined any documents other than those described on Attachment A or made any independent factual investigation. No bring-down certificates, telegrams or telephonic advice of the public officials referred to on Attachment A were obtained as of the date hereof, nor, except as described on Attachment A, have we caused the search of any docket of any court, tribunal, agency or similar authority or any other record of any governmental agency or third party.

     In our examination of documents, we have assumed the current accuracy and completeness of (a) the information obtained from public officials and records and reports of professional filing service companies included in the documents referred to on Attachment A, and (b) the representations and warranties made by representatives of the Company to us, including without limitation, those set forth in the Agreement and the Management Certificate. We have also assumed that all the representations and warranties made by the Company and the Investors in. or pursuant to. the Agreement to which the Company or any Investor is a party are true and complete in all respects. We have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any factual matters other than those described above.

     In our examination of documents for purposes of this opinion, we have assumed. and express no opinion as to, the genuineness of all signatures on original documents. the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic originals and completeness of all documents submitted to us as copies. the lack of any undisclosed termination, modification. waiver or amendment to any document reviewed by us. the legal competence or capacity of all natural persons executing the same and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     For the purposes of this opinion, we have also assumed that: (a) the Investors have fully paid all required consideration for the Purchased Shares and Warrants to the Company as provided in the Agreement and have fully performed all the other obligations that they are to perform at or before the Closing; (b) the Agreement is duly enforceable in accordance with its terms against, and constitutes the legal, valid and binding obligations of. each of the parties thereto other than the Company; and (c) that the Company has complied with all rules and regulations of the Nasdaq-Amex Stock Market.

     As used in this opinion, the phrases "our actual knowledge," "to our knowledge" "we are not aware." "known to us" or words of similar import refer only to the actual knowledge of the attorneys currently in this firm who have rendered legal services to the Company in connection with the Agreement and mean that, while such attorneys have not been informed by the Company that the matters stated are factually incorrect, we have made no investigation of such matters other than our examination of documents referred to on Attachment A. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

     This opinion is qualified by, and is subject to, and we render no opinion with respect to, general limitations and exceptions applicable to all contracts, including, without limitation:

     (a) the effect of bankruptcy. insolvency, reorganization. arrangement. moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors;

     (b) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, public policy and unconscionability and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

     (c) the effect of Section 1670.5 of the California Civil Code regarding unconscionability and of California court decisions indicating that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the other party and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the party seeking to enforce such provisions or (ii) the enforcement of such covenants or provisions under the circumstances would violate the implied covenant of good faith and fair dealing.

     We render no opinion with respect to: (a) the enforceability of the indemnification and contribution provisions of the Agreement: (b) compliance or noncompliance with antifraud provisions of applicable state and federal statutes, rules and regulations concerning the offer. issuance or sale of securities; and (c) the effect of California, federal or other laws relating to usury or permissible rates of interest or other charges for loans, forbearances or the use of money.

     In rendering the opinion expressed in paragraph I below regarding the good standing of the Company, we have relied solely on the certification of the Company's good standing set forth in the Certificate of Good Standing described on Attachment A.

     We are admitted to practice law only in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California. the existing Delaware General Corporation Law without reference to case law or secondary sources and the existing federal laws of the United States of America. Our opinion is limited to such California and United States federal statutes. laws, rules or regulations and provisions of the Delaware General Corporation Law as in our experience are of general application to transactions of the sort provided for in the Agreement.

     Based upon the foregoing. subject to the assumptions and qualifications referred to herein, it is our opinion that as of January 11, 2000:

     1. The Company has been duly incorporated and organized. and is validly existing in good standing. under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform the Agreement. to own and operate its properties and assets and to carry on its business as currently conducted.

     2. The Restated Certificate and the Agreement have been duly adopted and authorized, respectively, by all necessary corporate action on the part of the Company's Board of Directors and, where required. the Company's stockholders. The Agreement has been duly executed on behalf of the Company and delivered by the Company to the Investors. The Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that we express no opinion herein regarding the valid it. binding effect on enforceability of Section 9.3 of the Agreement.

     3. The execution and delivery of the Agreement by the Company and the performance by the Company of its obligations under the Agreement do not conflict with or result in a violation of, the Restated Certificate or Bylaws.

     4. The Purchased Shares and Warrants. when issued and paid for as provided in the Agreement, will be duly authorized and validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly reserved for issuance upon exercise of the Warrants and, when issued and paid for upon exercise in accordance with the Warrants and the Restated Certificate (assuming no change in applicable law, the status of the holders of the Warrants, the Warrants or the Restated Certificate), the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable.

     5. To our knowledge. all approvals, consents, or authorizations of. and filings with. any U.S. federal, California State or Delaware State governmental authority required on the part of the Company to enable the Company to execute, deliver and perform its obligations under the Agreement have been made.

     In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to other matters. This opinion is intended solely for the Investors' use for the purpose of the above transaction, and is not to be made available to or relied upon for any other purpose or by any other person or entity, without our prior written consent. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not they would affect or modify the opinions expressed herein.

                         Very truly yours.

                         SHARTSIS, FRIESE & GINSBURG LLP

                         By:
                            ---------------------------------
                            Steven O. Gasser, a Partner

                                 ATTACHMENT A

     (1) The Agreement dated January 4, 2000, among the Investors and the Company (the "Agreement").

     (2) A copy of the Company's Amended and Restated Certificate of Incorporation as described in the Management Certificate (the "Restated Certificate").

     (3) A copy of the Company's Bylaws in effect on January 3, 2000, certified by the Company's Chief Financial Officer and Assistant Secretary on January 3, 2000 (the "Bylaws").

     (4) The unanimous written consent the Company's Board of Directors furnished to us by the Company in connection with the rendering of this opinion (the "Written Content").

     (5) A Management Certificate addressed to us and dated January 11, 2000, executed by the Company (the "Management Certificate"), a copy of which we understand has been delivered to the Investors.

     (6) A Certificate of Status regarding the Company issued by the Delaware Secretary of State dated January 3, 2000, indicating that the Company is in good standing, and is qualified to do business, as a domestic corporation in the State of Delaware (the "Certificate of Good Standing").

                                  Schedule 3.3

     I. The following persons or entities have rights to subscribe for either shares of common stock or warrants:

         - Mitsubishi Medical Company
         - Dorland. Sweeney. Jones
         - Transamerica Business Credit Corporation
         - MeesPierson
         - Employee / Director Stock Plans of record including:
              Employee Stock Purchase Plan
              1992 Employee Stock Option Plan
              1992 Director's Stock Option Plan
              1999 Employee Stock Option Plan

     II. The following persons or entities have rights to require registration for either shares of common stock or warrants:

         - MeesPierson
         - Mitsubishi Medical Company
         - Transamerica Business Credit Corporation
         - 1999 PIPE Investors:
              Hugh West Hunt and Jane Ann Hunt, Co-Trustees
              Bigelow & Company
              Lewis and Paula Yarborough
              Robert and Rebecca Williamson
              Southwest Securities f/b/o Hayden R. Fleming IRA
              Southwest Securities f/b/o LaDonna M. Fleming IRA
              City of Milford Pension & Retirement Fund
              Norwalk Employees' Pension Plan
              The Jenifer Altman Foundation
              Dean Witter Foundation
              Roanoke College
              Butler Family LLC
              HBL Charitable Unitrust
              Andrew Heiskeil
              Helen Hunt
              Jeanne L. Morency
              Psychology Associates
              Murray Capital, LLC
              Domenic J. Mizio
              Morgan Trust Co. of the Bahamas Ltd. as Trustee U/A/D 1/30/93 Susan Uris Halpern
              William B. Lazar

              Wells Family LLC
              Harold & Grace Willens JTWROS
              Albert L. Zesiger
              Barrie Ramsay Zesiger
              Wolfson Investment Partners LLP

    III. Although the Company believes it has obtained all approvals required to complete this transaction, additional approvals may be required to comply with the rules and regulations of the Nasdaq-Amex Stock Market.